Exhibit 99.3

Proposed sale of Nextel Brazil March 18, 2019

Use of Non-GAAP financial measures This presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. Management, as well as certain investors, use these non-GAAP financial measures to evaluate NII’s current and future financial performance. The non-GAAP financial measures included in this presentation do not replace the presentation of NII’s GAAP financial results. These measurements provide supplemental information to assist investors in analyzing NII’s financial position and results of operations. NII has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations. Reconciliations of the non-GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation and on NII’s Investor Relations link, at nii.com. 2

Safe harbor statement under private securities litigation reform act of 1995 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This presentation includes “forward-looking statements” within the meaning of the securities laws. The statements in this presentation regarding the expected completion, timing and effects of our proposed sale of Nextel Brazil and potential distributions to our stockholders upon liquidation and dissolution, as well as our business and economic outlook, future performance, and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the proposed sale of Nextel Brazil; the effects and timing of the proposed transaction; our existing and future costs, expenses, claims and other liabilities, and the impact of these matters on our liquidation and dissolution; our ability to fund the business and meet its business plan; customer growth and retention; pricing, network usage; operating costs; the timing of various events; AI Brazil’s minority ownership in Nextel Brazil; the economic and regulatory environment and the foreign currency exchange rates that will prevail in 2019. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the satisfaction of the conditions to consummate the sale of Nextel Brazil, including approval by our stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the amount of the costs, fees, expenses and charges related to the sale of Nextel Brazil, or the impact of any adjustments to the purchase price; the effect the pending sale of Nextel Brazil on our management team, customer relationships, operating results and business generally, including the ability to retain key employees; the cost and outcome of any legal proceedings that may be instituted against us and others following the announcement of the sale of Nextel Brazil; the timing and amount of cash and other assets available for distribution to our stockholders upon our winding up and dissolution; the impact of liquidity constraints, including the inability to access escrowed funds when expected; the impact of more intense competitive conditions and changes in economic conditions in Brazil; the performance of our network; our ability to provide services that customers want or need; our ability to execute on our business plan, and the additional risks and uncertainties that are described in NII’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other reports filed from time to time by NII with the Securities and Exchange Commission. This press release speaks only as of its date, and NII disclaims any duty to update the information herein. 3

Important additional information Additional Information and Where to Find It This presentation relates to the proposed transactions involving NII, AI Brazil and América Móvil. NII will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent to NII’s stockholders and will contain important information about the contemplated transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. Certain Information Concerning Participants NII and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of NII in connection with the contemplated transactions and dissolution. Information about NII’s directors and executive officers is set forth in its proxy statement for its 2018 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions and dissolution will be included in the proxy statement that NII will file with the SEC. 4

Transaction overview – key terms Target NII Brazil Holdings S.à r.l (“LuxCo”), which indirectly owns 70% of Nextel Telecomunicações Ltda (“Nextel Brazil”)(1) Buyer América Móvil, S.A.B de C.V. (“AMX” or “America Movil”) $905 million cash purchase price for 100% of Nextel Brazil on a debt-free and cash-free basis, subject to purchase price adjustments including: • Adding reimbursement of cumulative LuxCo cash burn related to i) capex between 3/1/19 and closing and ii) Consideration change in net working capital • Deducting LuxCo consolidated net financial debt at closing excluding book value of capital leases ($70 million as of September 30, 2018) Implied EV / 2018A revenue of 1.5x and EV / 2018A Adjusted EBITDA of 39.3x Proceeds NII to receive 70% of consideration after deducting $2 million in preferred share dividends due to AI Brazil $30 million of NII proceeds will be placed in escrow to secure NII’s indemnification requirements NII stockholder approval Closing CADE approval (Brazil’s antitrust regulator) conditions ANATEL approval (Brazil’s telecommunications regulator) Break up fee $25 million termination fee payable by NII to AMX if purchase agreement is terminated to pursue a superior proposal Indemnification General Indemnity: $30 million cap with 18 months survival Fundamental Reps Indemnity: Uncapped Timing Expected closing in 2019 NII intends to wind down its operations following completion of the transaction Note (1) As part of the AMX transaction, AI Brazil Holdings B.V. (“AI Brazil”) will sell its 30% indirect interest in Nextel Brazil 5

Transaction overview – assets to be sold Current organization structure (simplified) NII Holdings (“NII”) Access Industries (“Access”) (Holding Co—Listed) AI Brazil is not a part of NII AI Brazil Holdings B.V. 100% (“AI Brazil”) (Holding Co) 100% NII Brazil Holdings S.à r.l Nextel Brazil is NII’s sole remaining (“LuxCo”) operating asset (70% ownership) (Holding Co) NII International Telecom S.à r.l. AI Brazil will also participate in the (“NIIT”) 70% 30% AMX transaction: concurrently with Assets to the closing of the transaction, AI Brazil Nextel Holdings S.à r.l will transfer its 30% indirect ownership Escrow from the (Holding Co) be sold in Nextel Brazil to LuxCo in exchange sale of Nextel for payment from AMX of its share of Mexico assets to 100% the purchase price AT&T in 2015 Nextel Telecomunicações Ltda (“Nextel Brazil”) Indirect (Operating Co) holdings 6

Estimated proceeds to NII stockholders from sale of Nextel Brazil

Estimated value ($m, except per share)[1]		
Enterprise value offered by AMX	**$905**	
Total purchase price adjustments between signing and closing	+$49	A
LuxCo consolidated net financial debt at closing	($533)	B
Purchase price for 100% of LuxCo	**$421**	
NII share (70%) of net proceeds for LuxCo	**$293**	
Implied value of LuxCo proceeds per NII share	*$2.89*	C
NII net financial debt (excl. Mexico escrow) at closing	($106)	D
Net proceeds to NII before Mexico escrow	**$188**	
Implied value per NII share	*$1.85*	C
Mexico escrow recovery (net of settlement with AI Brazil)	+$75	E
Estimated distributable value to NII stockholders[2]	**$263**	
Implied value per NII share	*$2.59*	C

Simplified purchase price mechanism and bridge to distributable proceeds

- **A** Reimbursement by AMX for cumulative cash burn between 3/1/19 and closing (assumed August 31, 2019) associated with capex and change in net working capital
- **B** Net financial debt at closing excluding capital leases
- **C** 101.3 million ordinary shares outstanding as of Q4'18 on an undiluted basis
- **D** Net financial debt at closing net of closing, wind-down and transaction costs
- **E** NII's share of Mexico escrow recovery

Net proceeds at closing depend on a number of factors, including some that are outside of NII's and LuxCo's control

Source Management projections

Note (1) Based on estimates and assumptions and subject to change; BRL figures converted to USD using a constant 3.76x FX rate based on an 30 day average as of March 15, 2019 (2) At closing, $30 million of the proceeds to be received by NII will be placed in escrow for 18 months to satisfy any indemnification claims under the purchase agreement

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The ultimate distribution to NII’s stockholders is dependent on several factors outside of NII’s control 1 The FX rate at closing will either positively or negatively impact purchase price adjustments and LuxCo’s net debt • NII is currently projecting a 3.76x BRL to USD FX at closing 2 The amount of net debt at closing will depend on actual cash burn between signing and closing • NII and LuxCo’s performance could result in a difference between projected and actual figures 3 NII will be required to place $30m of its proceeds from the transaction in escrow for 18 months to cover for potential indemnification (Nextel Brazil escrow) • Recovery of the $30 million from Nextel Brazil escrow after 18 months to be impacted by any indemnification claims from AMX 4 The amount and timing of proceeds recovered from the Nextel Mexico escrow • There is a lack of certainty when and if any proceeds from the Nextel Mexico escrow will be released to NII 8

While Nextel Brazil's performance is improving, it faces substantial risks as a standalone company

- Subscale provider positioned against players with greater resources, higher funding capacity, larger spectrum holdings and more comprehensive product offering
- Significant competition within Brazil's most attractive and competitive markets (Rio de Janeiro and Sao Paulo)
- Company will need to raise significant capital to fund current operating plan and debt service until the business is free cash flow positive
- Expected auction of 5G spectrum in 2020 and subsequent commercial deployment of 5G will require another round of significant capital investment

Competitive landscape in Brazil

	Market cap (US$m)[1]	Mobile Subscribers (million)[2]	Service offering
Telefônica Brasil	21.0	73.2	Quad play
América Móvil[4]	48.5	56.4	Quad play
TIM Part.	7.6	55.9	Mobile, fixed and internet[3]
Oi	2.5	38.9	Quad play
NII Holdings	0.4	3.2	Mobile only

While results have improved, Nextel Brazil will continue to face significant long-term challenges as an independent operator

Source: Company filings, FactSet

Notes (1) One month average market cap until March 15, 2019 (2) Mobile subscriber figures from latest available filing (3) TIM's fixed line and internet operations are small when compared to its mobile operations and recently announced an online TV offering (4) Refers to AMX subscribers in Brazil

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Overview of the strategic review process 1 Multi-year strategic review process of Nextel Brazil business: • First process (during Chapter 11 reorganization) did not produce a transaction for Nextel Brazil • Second process led to ice’s indirect minority investment in Nextel Brazil in June of 2017(1) • The strategic review process reinitiated in Q2 2018 following ice’s failure to exercise its option to become the indirect majority shareholder in Nextel Brazil 2 Strategic and financial investors contacted during the strategic alternatives review 3 Multiple transaction structures were evaluated and discussed with counterparties – sale of business, merger, and other strategic and commercial transactions 4 AMX delivered the best offer and was the only party that was ultimately willing to enter into a definitive agreement 5 Enterprise value increase from initial indication to final agreement Source Company filings Note (1) AI Brazil acquired ice’s indirect minority investment in Nextel Brazil 10

Conclusion Fair and reasonable proposal, driving value to stockholders Culmination of an extensive strategic review process Unique opportunity to monetize NII’s last operating asset in the context of potential competitive and financial headwinds Nextel Brazil faces as a subscale standalone company Company will need to raise significant capital to fund current operating plan and debt service until the business is free cash flow positive (not including any additional funding required for 5G deployment) New spectrum caps should facilitate clearance from Brazilian antitrust and regulatory agencies 11

Frequently asked questions 1 What is the timing of the stockholders’ meeting? May / June 2019 2 What will be the voting threshold? The decision will be made by an affirmative vote of a majority of the issued and outstanding shares 3 What is the quorum for the meeting? The attendance in person or by proxy of at least the majority of shares entitled to vote 4 What level of proceeds will be distributed? Management’s preliminary estimate of the amounts that may be available for distribution to NII’s stockholders relating to the transaction and as part of NII’s dissolution and wind up will be between $1.00 to $1.50 per share depending on a number of variables including the FX rate at the closing of the transaction NII anticipates that it will subsequently be able to distribute additional amounts to stockholders, depending on if and when proceeds are recovered from the Nextel Mexico escrow and Nextel Brazil escrow and from unrestricted cash that may be available at the completion of the dissolution and wind up process 12